EXHIBIT 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

On Track Innovations Ltd.:

We consent to the incorporation by reference in the registration statements on Form F-3 (No. 333-111770, No. 333-115953, No. 333-121316, No. 333-127615, No. 333-130324, No. 333-135742, No. 333-142320 and No. 333-153667) and in the registration statements on Form S-8 (No. 333-116429, No. 333-128106, No. 333-140786 No. 333-149034 and No. 333-149575,) of On Track Innovations Ltd. of our report dated June 29, 2009, with respect to the consolidated balance sheets of On Track Innovations Ltd. and its subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of operations, shareholders’ equity and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2008, which report appears in the December 31, 2008 annual report on Form 20-F of On Track Innovations Ltd.

Our report refers to a change effective January 1, 2006, in the method of accounting for stock-based compensation upon the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

/s/ Somekh Chaikin Certified Public Accountants (Isr.) A Member Firm of KPMG International

Tel Aviv, Israel
June 29, 2009